Exhibit 10.5(a)

June 1, 2011

Aspect Capital Ltd.

Nations House — 8th Floor

103 Wigmore Street

London W1U 1QS, U.K.

Attention: Mr. Anthony Todd

Re: Management Agreement Renewals

Dear Mr. Todd:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2012 and all other provisions of the Management Agreements will remain unchanged.

•	Global Diversified Futures Fund L.P.

•	Diversified 2000 Futures Fund L.P.

•	Tactical Diversified Futures Fund L.P.

•	CMF Aspect Master Fund L.P.

•	Institutional Futures Portfolio L.P

•	Global Futures Fund Ltd

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1302.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director

By:	/s/ Kenneth Hope
Print Name: Kenneth Hope

JM/sr